Exhibit 99.1

Kadmon Provides Business Update and Reports First Quarter 2018 Financial Results

NEW YORK, May 8, 2018 – Kadmon Holdings, Inc. (NYSE: KDMN) today provided a business update and reported financial and operational results for the first quarter of 2018.

“We have made significant progress this quarter in the development of KD025 in cGVHD, highlighted by our alignment with the FDA to commence a registrational trial in this indication,” said Harlan W. Waksal, M.D., President and CEO at Kadmon.  “We continue to prioritize the development of KD025 in cGVHD and remain on track to initiate this pivotal trial this year.  In parallel, we remain focused on the advancement of our ROCK inhibitor platform for the treatment of fibrotic and inflammatory diseases.”

Clinical Update

KD025 – Anticipated 2018 Milestones

•	Initiate open-label, pivotal Phase 2 clinical trial in chronic graft-versus-host disease (cGVHD)
•	Present updated results from ongoing, open-label, dose-finding Phase 2 clinical trial in cGVHD at upcoming medical meetings
•	Present additional data from ongoing, randomized, open-label Phase 2 clinical trial in idiopathic pulmonary fibrosis (IPF) at the American Thoracic Society (ATS) International Conference in May 2018
•	Initiate Phase 2 clinical trial in scleroderma

Additional Clinical Updates

Enrollment continues in the Company’s ongoing Phase 2 clinical trial of tesevatinib in autosomal dominant polycystic kidney disease and ongoing Phase 1 clinical trial of tesevatinib in autosomal recessive polycystic kidney disease.  Kadmon is also continuing dialogue with the FDA regarding its review and approval of KD034, the Company’s generic trientine hydrochloride formulation, for the treatment of Wilson’s disease.

Financial Results

First Quarter 2018 Results

Loss from operations for the three months ended March 31, 2018 was $17.9 million,  compared to $13.9 million for the respective period in 2017.

Revenue was $0.4 million for the three months ended March 31, 2018,  compared to $5.6 million for the respective period in 2017.  The Company does not rely on the revenue generated from its commercial operations; however, the Company leverages its commercial infrastructure to support the development of its clinical-stage product candidates by providing quality assurance, compliance, regulatory and pharmacovigilance capabilities, among others.

Research and development expenses were $9.8 million for the three months ended March 31, 2018,  compared to $8.4 million for the respective period in 2017. The increase in research and development expenses is primarily related to development of the Company’s most advanced product candidates, KD025 and tesevatinib.

Selling, general and administrative (SG&A) expenses were $8.3 million for the three months ended March 31, 2018,  compared to $10.1 million for the respective period in 2017. The decrease in SG&A expenses is primarily related to a decrease in share-based compensation of $1.6 million.

Liquidity and Capital Resources

As of March 31, 2018, Kadmon’s cash and cash equivalents totaled $49.2 million, compared to $67.5 million as of December 31, 2017.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding;

(xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Net sales	$274	$2,336
License and other revenue	159	3,230
Total revenue	433	5,566
Cost of sales	199	567
Write-down of inventory	147	370
Gross profit	87	4,629
Operating expenses:
Research and development	9,780	8,447
Selling, general and administrative	8,250	10,118
Total operating expenses	18,030	18,565
Loss from operations	(17,943)	(13,936)
Total other expense	2,498	3,315
Income tax expense	—	316
Net loss	$(20,441)	$(17,567)
Deemed dividend on convertible preferred stock	490	469
Net loss attributable to common stockholders	$(20,931)	$(18,036)

Basic and diluted net loss per share of common stock	$(0.27)	$(0.39)
Weighted average basic and diluted shares of common stock outstanding	78,650,143	46,507,435

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 31,	December 31,
	2018	2017

Cash and cash equivalents	$49,167	$67,517
Other current assets	2,545	2,496
Other noncurrent assets	12,072	13,539
Total assets	$63,784	$83,552

Current liabilities	50,443	56,644
Other long term liabilities	5,409	25,150
Total liabilities	55,852	81,794
Total stockholders’ equity	7,932	1,758
Total liabilities and stockholders’ equity	$63,784	$83,552

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com